4Q23 and 2023 Financial Results January 17, 2024

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the Investors acquisition and HSBC transaction; • The effects of geopolitical instability, including the wars in Ukraine and Israel, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non- GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

4Q23 and FY2023 GAAP summary

$s in millions	4Q23	3Q23	4Q22	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2023	Full Year 2022	2023 vs. 2022 $/bps	2023 vs. 2022 %
Net interest income	$ 1,488	$ 1,522	$ 1,695	$ (34)	(2) %	$ (207)	(12) %	$ 6,241	$ 6,012	$ 229	4 %
Noninterest income	500	492	505	8	2	(5)	(1)	1,983	2,009	(26)	(1)
Total revenue	1,988	2,014	2,200	(26)	(1)	(212)	(10)	8,224	8,021	203	3
Noninterest Expense	1,612	1,293	1,240	319	25	372	30	5,507	4,892	615	13
Pre-provision profit	376	721	960	(345)	(48)	(584)	(61)	2,717	3,129	(412)	(13)
Provision for credit losses	171	172	132	(1)	(1)	39	30	687	474	213	45
Income before income tax expense	205	549	828	(344)	(63)	(623)	(75)	2,030	2,655	(625)	(24)
Income tax expense	16	119	175	(103)	(87)	(159)	(91)	422	582	(160)	(27)
Net income	$ 189	$ 430	$ 653	$ (241)	(56) %	$ (464)	(71) %	$ 1,608	$ 2,073	$ (465)	(22) %
Preferred dividends	30	30	32	—	—	(2)	(6)	117	113	4	4
Net income available to common stockholders	$ 159	$ 400	$ 621	$ (241)	(60) %	$ (462)	(74) %	$ 1,491	$ 1,960	$ (469)	(24) %
$s in billions											
Average interest-earning assets	$ 203.1	$ 199.6	$ 204.5	$ 3.5	2 %	$ (1.4)	(1) %	$ 201.7	$ 194.1	$ 7.6	4 %
Average deposits	$ 177.1	$ 176.5	$ 179.0	$ 0.7	— %	$ (1.9)	(1) %	$ 175.3	$ 172.1	$ 3.2	2 %
Performance metrics											
Net interest margin[1]	2.90 %	3.03 %	3.29 %	(13) bps		(39) bps		3.09 %	3.10 %	(1) bps	
Net interest margin, FTE[1]	2.91	3.03	3.30	(12)		(39)		3.10	3.10	—	
Loan-to-deposit ratio (period-end)	82.3	84.0	86.7	(173)		(439)		82.3	86.7	(439)	
ROTCE	4.7	12.0	18.5	(728)		(1,374)		10.9	13.9	(299)	
Efficiency ratio	81.1	64.2	56.4	1,692		2,477		67.0	61.0	598	
Noninterest income as a % of total revenue	25 %	24 %	23 %	72 bps		224 bps		24 %	25 %	(92) bps	
Full-time equivalent colleagues	17,570	18,214	18,889	(644)	(4)	(1,319)	(7)	17,570	18,889	(1,319)	(7) %
Operating leverage					(26.0) %		(39.7) %				(10.1) %
Per common share											
Diluted earnings	$ 0.34	$ 0.85	$ 1.25	$ (0.51)	(60) %	$ (0.91)	(73) %	$ 3.13	$ 4.10	$ (0.97)	(24) %
Tangible book value	$ 30.91	$ 27.73	$ 27.88	$ 3.18	11 %	$ 3.03	11 %	$ 30.91	$ 27.88	$ 3.03	11 %
Average diluted shares outstanding (in millions)	468.2	471.2	495.5	(3.0)	(1) %	(27.3)	(6) %	476.7	477.8	(1.1)	— %

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

3

4Q23 and FY23 Underlying financial summary[(1)]

$s in millions	4Q23	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %	Full Year 2023	Full Year 2022	2023 vs. 2022 $/bps	2023 vs. 2022 %
Net interest income	$ 1,488	$ (34)	(2)%	$ (207)	(12)%	$ 6,241	$ 6,012	$ 229	4%
Noninterest income	500	8	2	(5)	(1)	1,983	2,040	(57)	(3)
Total revenue	1,988	(26)	(1)	(212)	(10)	8,224	8,052	172	2
Noninterest expense	1,267	(4)	—	70	6	5,001	4,630	371	8
Pre-provision profit	721	(22)	(3)	(282)	(28)	3,223	3,422	(199)	(6)
Provision for credit losses	171	(1)	(1)	39	30	687	305	382	125
Net income available to common stockholders	$ 396	$ (22)	(5)%	$ (257)	(39)%	$ 1,848	$ 2,312	$ (464)	(20)%
Performance metrics									
Diluted EPS	$ 0.85	$ (0.04)	(4)%	$ (0.47)	(36)%	$ 3.88	$ 4.84	$ (0.96)	(20)%
Efficiency ratio	63.8	69 bps		935 bps		60.8	57.5	330 bps	
Noninterest income as a % of total revenue	25 %	72 bps		224 bps		24 %	25 %	(121) bps	
ROTCE	11.8 %	(67) bps		(756) bps		13.5 %	16.4 %	(288) bps	
Tangible book value per share	$ 30.91	$ 3.18	11 %	$ 3.03	11 %	$ 30.91	$ 27.88	$ 3.03	11%

Notable Items Impacts ($s in millions except per share data)	4Q23 Pre-tax	4Q23 EPS	FY2023 Pre-tax	FY2023 EPS
Integration related	$ (5)	$ (0.01)	$ (104)	$ (0.16)
TOP and Other items	(115)	(0.15)	(177)	(0.24)
FDIC special assessment	(225)	(0.35)	(225)	(0.35)
Total:	$ (345)	$ (0.51)	$ (506)	$ (0.75)

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

4

4Q23 Underlying financial performance detail[1]

	(A)	(B)	(C) = (A) + (B)	(D)	(E) = (C) + (D)
$s in millions	Legacy Core[2]	Private Bank	Core	Non-Core[3]	Total CFG
Net interest income	$1,528	$4.8	$1,533	$(45)	$1,488
Noninterest income	500	0.4	500	—	500
Total revenue	2,028	5.2	2,033	(45)	1,988
Noninterest Expense	1,199	40.6	1,239	28	1,267
Pre-provision profit	829	(35.3)	794	(73)	721
Provision for credit losses	147	—	147	24	171
Income before income tax expense	682	(35.3)	647	(97)	550
Income tax expense	158	(9.2)	149	(25)	124
Net income	524	(26.1)	498	(72)	426
Preferred dividends	30	—	30	—	30
Net income available to common stockholders	$494	$(26.1)	$468	$(72)	$396
Contribution to total CFG Diluted EPS	$1.06	$(0.06)	$1.00	$(0.15)	$0.85
$s in billions					
Interest-earning assets (spot)	$186	$0.3	$186	$11.1	$197
Loans (spot)	135	0.3	135	11.1	146
Deposits (spot)	176	1.2	177	—	177
Risk-weighted assets (spot)	161	0.3	161	11.2	173
Performance metrics:					
Net interest margin, FTE[4]	3.18%	NM	3.19%	(1.54)%	2.91%
Loan-to-deposit ratio (spot)	76.4	20.9	76.0	NM	82.3
CET1 capital ratio[5]	11.5	NM	11.5	NM	10.6
ROTCE	14.8	NM	14.3	NM	11.8
Efficiency ratio	59.2	NM	61.0	NM	63.8
Noninterest income as a % of total revenue	24.6	NM	24.6	NM	25.2

- CFG performance reflects solid Legacy Core results, investment in Private Bank and impact from Non-Core
- Private Bank expected to reach breakeven in 2H2024
- Non-Core has run down $2.6 billion in 2H2023

5

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

2023 Underlying financial performance detail[1]

$s in millions	(A) Legacy Core[2]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[3]	(E) = (C) + (D) Total CFG
Net interest income	$6,365	$5.1	$6,370	$(129)	$6,241
Noninterest income	1,983	0.5	1,983	—	1,983
Total revenue	8,347	5.5	8,353	(129)	8,224
Noninterest Expense	4,802	76.3	4,878	123	5,001
Pre-provision profit	3,546	(70.7)	3,475	(252)	3,223
Provision for credit losses	609	—	609	78	687
Income before income tax expense	2,937	(70.7)	2,866	(330)	2,536
Income tax expense	675	(18.4)	657	(86)	571
Net income	2,261	(52.3)	2,209	(244)	1,965
Preferred dividends	117	—	117	—	117
Net income available to common stockholders	$2,144	$(52.3)	$2,092	$(244)	$1,848
Contribution to total CFG Diluted EPS	$4.50	$(0.11)	$4.39	$(0.51)	$3.88
$s in billions					
Interest-earning assets (spot)	$186	$0.3	$186	$11.1	$197
Loans (spot)	135	0.3	135	11.1	146
Deposits (spot)	176	1.2	177	—	177
Risk-weighted assets (spot)	161	0.3	161	11.2	173
Performance metrics:					
Net interest margin, FTE[4]	3.39%	NM	3.40%	(0.94)%	3.10%
Loan-to-deposit ratio (spot)	76.4	20.9	76.0	NM	82.3
CET1 capital ratio[5]	11.5	NM	11.5	NM	10.6
ROTCE	15.7	NM	15.3	NM	13.5
Efficiency ratio	57.5	NM	58.4	NM	60.8
Noninterest income as a % of total revenue	23.8	NM	23.7	NM	24.1

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

6

7 Overview(1) See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. 4Q23: Quarter highlights – Underlying EPS of $0.85 and ROTCE of 11.8%; includes $(0.06) for the Private Bank start-up investment and $(0.15) impact from the Non- Core portfolio – Underlying PPNR of $721 million, with higher fees, slightly lower NII and stable expenses – Period-end loans down 3% and average loans down 2% QoQ given commercial balance sheet optimization and lower client demand, as well as Non-Core portfolio run off – Period-end and average deposits broadly stable – Strong CET1 ratio of 10.6%(2); 9.0% adjusted for AOCI opt-out removal; TCE ratio 6.7%, up 79 bps QoQ – Period-end LDR improved from 84% to 82% QoQ; ~67% consumer deposits; ~71% secured/insured(3) – Achieved target liquidity profile, with pro forma Category 1 Bank LCR rising from 109% to 117% QoQ ◦ Reduced period-end FHLB borrowings by $3.3 billion QoQ to $3.8 billion – Continue to be well reserved for credit issues: ACL 1.59% vs. ~1.3% pro forma day-one CECL ◦ General Office reserve of 10.2% at December 31, 2023 – Executing Non-Core strategy to run off non-strategic lending and high-cost funding ◦ $2.6 billion of Non-Core loan portfolio run off in 2H2023 ◦ $2.7 billion of auto-collateralized funding at year-end; third issuance of $1.5 billion executed in January 2024 – Citizens Private Bank launched and off to good start; ~$1.2 billion of deposits and ~$0.4 billion in investments at year end – Well positioned in NYC metro: performance tracking well, gaining market share – Poised to capitalize on increasing Private Capital opportunity – TOP 8 program achieved ~$115 million year-end pre-tax run rate benefit; TOP 9 targeting ~$135 million pre-tax run-rate benefit by year end 2024; targeting ~1-1.5% growth in 2024 Underlying expenses, a reduction of ~1.4% excluding the Private Bank impact Well positioned for medium-term relative outperformance through strategic initiatives Further balance sheet strengthening Solid 2023 full-year results – Underlying net income of $2.0 billion, with EPS of $3.88 and ROTCE of 13.5%; includes $(0.11) for the Private Bank start-up investment and $(0.51) impact from the Non-Core portfolio

8 3.03% 0.03% 0.03% (0.03)% (0.03)% (0.03)% 3.00% (0.09)% 2.91% 3Q23 Asset Yields Non-Core Impact Deposit Pricing NIB Migration Swaps Sub-total Liquidity Build 4Q23 $204.5B $202.6B $201.5B $199.6B $203.1B $1,695 $1,643 $1,588 $1,522 $1,488 3.30% 3.30% 3.17% 3.03% 2.91% 4Q22 1Q23 2Q23 3Q23 4Q23 ■ NII down 2%, reflecting lower NIM, partially offset by a 2% increase in average interest-earning assets, as higher cash and securities were partially offset by lower loans – NIM of 2.91% decreased 12 bps, reflecting the impact of increased liquidity (cash and securities - 9 bps) and higher funding costs (6 bps), partially offset by the benefit of Non-Core run off (3 bps) – Interest-earning asset yields up 7 bps to 5.20% – Interest-bearing deposit costs up 19 bps to 279 bps; cumulative beta of 51% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Net interest income decline reflects higher funding costs Linked Quarter NIM walk from 3Q23 to 4Q23 $s in millions $s in millions, except earning assets

Noninterest income

Fees up 2% QoQ reflecting improvement in Capital Markets and Wealth

$s in millions	4Q23	3Q23	4Q22	$ Q/Q	$ Y/Y
Service charges and fees	$ 104	$ 105	$ 105	$ (1)	$ (1)
Capital markets fees	87	67	98	20	(11)
Card fees	70	74	71	(4)	(1)
Trust and investment services fees	68	63	61	5	7
Mortgage banking fees	57	69	54	(12)	3
FX and derivative products	43	48	35	(5)	8
Letter of credit and loan fees	42	43	41	(1)	1
Securities gains, net	9	5	4	4	5
Other income[1]	20	18	36	2	(16)
Noninterest income, reported	$ 500	$ 492	$ 505	$ 8	$ (5)

Noninterest income

$s in millions



$505
$485
$506
$492
$500
4Q22
1Q23
2Q23
3Q23
4Q23

Linked Quarter

- Noninterest income increased 2%
  - Capital markets fees increased $20 million given increased bond and equity underwriting and M&A advisory fees, though several M&A deals pushed to Q1
  - Card fees decreased $4 million, primarily reflecting lower interchange and higher rewards expense
  - Trust and investment services fees increased $5 million, reflecting increased sales activity
  - Mortgage banking fees decreased $12 million, driven by lower production fees and MSR valuation, net of hedging, partially offset by higher servicing fees
  - FX and derivative products revenue decreased $5 million, reflecting lower client activity in interest rate hedging

Year-Over-Year

- Noninterest income decreased 1%
  - Capital markets fees decreased $11 million, primarily given lower M&A advisory fees
  - Trust and investment services fees increased $7 million, reflecting increased sales activity and asset management fees
  - Mortgage banking fees increased $3 million, driven by higher MSR valuation, net of hedging, partially offset by lower servicing and production fees
  - FX and derivative products revenue increased $8 million, primarily reflecting increased client activity in commodities hedging

9

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Noninterest expense[1]

Down slightly QoQ; remain highly disciplined on expenses

$s in millions	4Q23	3Q23	4Q22	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 635	$ 654	$ 618	$ (19)	$ 17
Equipment & software	178	185	168	(7)	10
Outside services	161	153	153	8	8
Occupancy	105	105	108	—	(3)
Other operating expense	188	174	150	14	38
Noninterest expense, underlying	$ 1,267	$1,271	$1,197	$ (4)	$ 70
Notable items [1]	345	22	43	323	302
Noninterest expense, reported	$ 1,612	$1,293	$1,240	$ 319	$ 372
Full-time equivalents (FTEs)	17,570	18,214	18,889	(644)	(1,319)

Efficiency ratio



56.4%
54.4%
60.9%
57.8%
62.3%
58.9%
64.2%
63.1%
81.1%
63.8%
4Q22
1Q23
2Q23
3Q23
4Q23
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.27 billion, decreased $4 million; broadly stable including the Private Bank start-up investment
  - Reflects a decrease in salaries and employee benefits given headcount reduction initiatives
  - Equipment and software decreased reflecting lower vendor costs
  - Outside services increased related to strategic initiatives
  - Other operating expense increased primarily due to higher fraud, deposit insurance and travel expenses, partially offset by lower advertising cost
- Reported noninterest expense of $1.61 billion, increased $319 million reflecting notable items of $323 million, namely the industry-wide FDIC special assessment of $225 million, and costs associated with the reduction of ~650 headcount, or ~3.5%, the exit of the Wholesale Mortgage and Auto businesses, and facilities rationalization

Year-Over-Year

- Underlying noninterest expense of $1.27 billion increased 6%; up 2% excluding $41 million in expenses related to the Private Bank start-up investment
  - Reflects an increase in salaries and employee benefits primarily reflecting the Private Bank start-up investment, partly offset by lower headcount
  - Higher equipment and software expense driven by increased software maintenance and amortization costs
  - Higher other operating expense reflects increased deposit insurance, pension costs and fraud

10

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Loans and leases

Loans down modestly reflecting continued balance sheet optimization

Average loans and leases



$s in billions
$157.1
$156.5
$153.7
$150.8
$148.0
$16.7
$15.6
$14.4
$13.0
$11.7
~10% QoQ
$140.4
$140.9
$139.3
$137.8
$136.3
~1% QoQ
4.75%
5.25%
5.52%
5.66%
5.71%
4Q22
1Q23
2Q23
3Q23
4Q23
Core
Non-Core
Loan yield

Period-end loans and leases



$s in billions
$156.7
$154.7
$151.3
$149.7
$146.0
$16.1
$15.1
$13.7
$12.3
$11.1
~10% QoQ
$140.6
$139.6
$137.6
$137.4
$134.9
~2% QoQ
4Q22
1Q23
2Q23
3Q23
4Q23
Core
Non-Core

Linked Quarter

- Average loans down $2.8 billion, or 2%, driven by planned Non-Core portfolio run off
  - Core loans down 1% with commercial down $2.2 billion, or 3%, given C&I balance sheet optimization actions and lower client demand, and retail, up 1%, driven by growth in mortgage and home equity
- Period-end loans down $3.8 billion, or 3%, driven by planned Non-Core portfolio run off
  - Core loans down 2% with retail growth in mortgage and home equity more than offset by commercial balance sheet optimization actions
- Loan yield of 5.71%, up 5 bps QoQ

Year-Over-Year

- Average loans down $9.1 billion, or 6%, driven by Non-Core portfolio run off
  - Core loans down 3% with commercial down $6.4 billion, or 8%, driven by C&I balance sheet optimization actions and lower client demand, largely offset by retail, up 4%, driven by growth in mortgage and home equity
- Period-end loans down $10.7 billion, or 7%, driven by Non-Core Portfolio run off
  - Core loans down 4% with commercial down $7.7 billion, or 9%, driven by C&I balance sheet optimization actions and lower client demand, largely offset by retail, up 3%, driven by growth in mortgage and home equity

11

Deposit performance and cost of funds

Deposits broadly stable QoQ

4Q23 Period-end deposits


$s in billions
$180.7
$172.2
$177.7
$178.2
$177.3
4Q22
1Q23
2Q23
3Q23
4Q23
Commercial
Consumer
Other

4Q23 Average deposits


$s in billions
$179.0
$174.4
$173.2
$176.5
$177.1
1.23%
0.88%
1.74%
1.28%
2.21%
1.68%
2.60%
2.02%
2.79%
2.18%
4Q22
1Q23
2Q23
3Q23
4Q23
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits broadly stable, with lower Commercial offset by an increase in Consumer, driven by the Private Bank
  - Efforts to optimize the liquidity value of deposits continue, with ~$3.5 billion in deposits from financial institutions and municipalities run off during the quarter
- Average deposits broadly stable, up $678 million
  - Consumer deposits up $495 million
  - Commercial down $259 million
- Citizens Access 4Q23 average and period-end balance of $11.0 billion
- Total deposit costs increased 16 bps
- Interest-bearing deposit costs increased 19 bps; well-controlled cumulative beta of 51%
- Total cost of funds of 244 bps, up 20 bps

Year-Over-Year

- Period-end deposits down $3.4 billion, or 2%; average deposits down $1.9 billion, or 1%, primarily due to rate-related outflows
- Total deposit costs up 130 bps and interest-bearing deposit costs up 156 bps
- Total cost of funds up 131 bps

12

13 NIB 21% Money Market 30%Checking With Interest 18% Citizens Access Savings 6% Savings 10% Term 15% 65% 70% 71% 3Q23 3Q23 4Q23 53% 67% 67% 3Q23 3Q23 4Q23 Branch Deposits 48% Citizens Access 6% Wealth 1% Business Banking 12% Commercial 26% Treasury/ Other 7% (As of 12/31/23) Highly diversified and retail-oriented deposit base $177B Period-end deposits Peer Avg(1) Business mix Product mix See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. Total deposits insured/secured(2) % Consumer Banking deposits Peer Avg(1) 46% 44% 42% 23% 22% 21% 23% 22% 21% NIB Low-cost deposits 2Q23 3Q23 4Q23 % NIB and low-cost deposits (3)

Credit quality overview

Credit provision expense; net charge-offs



$s in millions
0.22%
0.34%
0.40%
0.40%
0.46%
$132
$88
$168
$133
$176
$152
$172
$153
$171
$171
4Q22
1Q23
2Q23
3Q23
4Q23
Provision for credit losses
Net charge-offs
Net c/o ratio

Highlights

- NCOs of $171 million, or 46 bps of average loans and leases
- Nonaccrual loans increased 5% QoQ to 93 bps of total loans primarily driven by an increase in C&I and a modest increase in the General Office segment of commercial real estate
  - Trends in credit quality such as criticized loans appear to be broadly stabilizing
- Provision for credit losses of $171 million; ACL coverage ratio of 1.59%, up 4 bps QoQ reflecting stable reserves with lower loan balances given Non-Core run off and balance sheet optimization actions in commercial
- ACL to nonaccrual loans and leases ratio of 170% compares with 179% as of 3Q23 and 237% as of 4Q22

Allowance for credit losses



$s in millions
$2,240
$2,275
$2,299
$2,318
$2,318
1.43%
1.47%
1.52%
1.55%
1.59%
4Q22
1Q23
2Q23
3Q23
4Q23
Allowance for credit losses
Allowance to loan coverage ratio(1)

Nonaccrual loans



$s in millions
$944
$996
$1,191
$1,296
$1,364
0.60%
0.64%
0.79%
0.87%
0.93%
4Q22
1Q23
2Q23
3Q23
4Q23
Nonaccrual loans
Nonaccrual loans to total loans

14

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Allowance for credit losses

Allowance for credit losses

$s in millions

	3Q23		4Q23	
	ACL	% Coverage	ACL	% Coverage
Retail	**$ 893**	**1.23 %**	**$ 893**	**1.25 %**
Commercial	**1,425**	**1.84**	**1,425**	**1.91**
C&I	707	1.51	666	1.52
CRE	692	2.35	733	2.49
Leasing	26	2.14	26	2.24
Total	**$ 2,318**	**1.55 %**	**$ 2,318**	**1.59 %**
Memo:				
General Office				
ACL	$ 354	9.5 %	$ 370	10.2 %
NCOs	$ 44		$ 48	

Commentary

- The increase in the ACL reserve coverage to 1.59% primarily reflects the decrease in loan balances and includes higher reserves for CRE exposures, primarily General Office
- The key macroeconomic assumptions underlying the reserve reflect a moderate recession over the two-year reasonable and supportable period
- Qualitative factors and sensitivities are also incorporated in the allowance framework to account for other considerations not fully captured in reserve models

CRE General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~67%
Avg. Loss Severity (%)	~46%
Default rate (%)	~21-24%
Scenario losses implied	~$370 million
General Office ACL Coverage	10.2%

CRE General Office commentary

- CRE General Office portfolio of $3.6 billion, down ~$100 million, or 3%, QoQ driven by paydowns and charge-offs
- Strong ACL coverage of General Office; ACL informed by a specific CRE downside macro scenario combined with a loan-by-loan analysis
  - Increased ACL coverage for CRE General Office to 10.2% from 9.5% while absorbing ~$148 million over 2Q, 3Q and 4Q23 NCOs, which is another ~4% of loans
- Capital impacts of higher stress scenarios very modest

15

Capital position continues to strengthen

$s in billions (period-end)	4Q22	1Q23	2Q23	3Q23	4Q23
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 18.6	$ 18.4	$ 18.4	$ 18.4	$ 18.4
Risk-weighted assets	$185.2	$183.2	$179.0	$176.4	$172.6
Common equity tier 1 ratio	10.0 %	10.0 %	10.3 %	10.4 %	10.6 %
Tier 1 capital ratio	11.1 %	11.1 %	11.4 %	11.5 %	11.8 %
Total capital ratio	12.8 %	12.9 %	13.3 %	13.4 %	13.7 %
Tangible common equity ratio	6.3 %	6.6 %	6.3 %	5.9 %	6.7 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
3Q23	**10.4%**	**$27.73**	
Net Income	0.11	0.41	1.5%
Common and preferred dividends	(0.13)	(0.49)	(1.8)
RWA decrease	0.23		
Treasury stock	—	—	—
Goodwill and intangibles	0.01	0.03	0.1
AOCI	—	3.18	11.5
Other	0.01	0.05	0.2
Total change	0.23	3.18	11.5%
4Q23	**10.6%**	**$30.91**	

Highlights

- 4Q23 CET1 ratio of 10.6%[(1)] compares with 10.4% in 3Q23
  - 9.0% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $30.91, up 11% QoQ, primarily due to AOCI impacts
  - Tangible common equity ratio of 6.7%, up 79 bps QoQ
- Paid $198 million in common dividends to shareholders in 4Q23
- No share repurchases in 4Q23 given the decision to pause to cover the impact of the FDIC special assessment
  - Remaining Board-authorized capacity of $1.094 billion at December 31, 2023
  - Expect to resume repurchases in 1Q24
- Capital ratios consistently remain top quartile of peer group (see slide 36)
- Shareholder payout ratio of ~95% on an Underlying basis for FY2023

16

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

17 High-quality loans Wealth AUM DDA 33% CWI 5% Savings 58% Term 4% ■ Deliver a world-class service model ■ Market and expand the brand ■ Hire and lift-out multiple wealth teams ■ Open 5-6 new Private Bank offices Financial expectations 2024 Deposit growth Strategic focus areas Citizens Private Bank update ■ ~75% of deposits are Commercial ■ DDA/CWI is 38% of deposit mix ~$0.4B Commerical 62% Consumer 38% $1.21 $— 33% DDA CWI Interest Bearing 12/31/23 as of 12/31/2023 as of 12/31/23 with a yield of ~8% ~$0.3B Deposits Strong growth; accretive DDA mix focused on operating relationships Lending Diversified, high quality growth led by strong commercial pipeline Wealth Scale through hiring and addition of targeted expertise P&L Achieves breakeven in 2H24 $1.2B Strong momentum into 2024 Positioning for continued success

Business initiatives update

Building a leading NY/NJ Bank

Gaining scale

HSBC retail households per branch now exceeds legacy major metro



2,550
2,850
2,775
HSBC Conversion (Feb-22)
HSBC (Dec-23)
Legacy Major Metro (Dec-23)

Outsized deposit growth



3%
14%
Legacy Major Metro
HSBC + ISBC

HSBC and ISBC consumer deposits per branch growth significantly outpaced legacy major metro branches in 2023

Elevated customer acquisition levels

1.4x customer acquisition rate at HSBC branches vs. CFG legacy major metro in 2023

Capturing the Private Capital Opportunity

Enhanced sponsor coverage model to drive Private Capital strategy, seeing positive results; hired coverage bankers and strengthened industry teams

Advisory, subscription finance, LBOs, public market capital; increasing lead lefts from Sponsors

Strong league table results

Middle market bookrunner by deal count

12 months ended December 31, 2023

Sponsor	#2
Overall	#10

Growing Commercial payments

Growing payments fees by expanding payment capabilities - push to alternative channels, better client connectivity, enterprise resource planning (ERP)-based capabilities

Commercial payments fees



8%
2022
2023

Improving client satisfaction and efficiency through digitization

Driven significant operational efficiency and client experience gains through digital transformation; expanded functionality of Digital Butler service

95% Commercial client satisfaction, remains at all-time high

Top 2-Box Score

BARLOW RESEARCH

18

TOP programs key to restoring positive operating leverage

Transforming how we operate and deliver for customers and colleagues

TOP program benefits



$s in millions
~$200
~$140
~$115
~$115
~$105
~$425
~$115
~$115
~$135
2014 TOP 1
2015 TOP 2
2016 TOP 3
2017 TOP 4
2018 TOP 5
'19-21 TOP 6
2022 TOP 7
2023 TOP 8
2024 TOP 9
Revenue
Efficiencies and tax

TOP 8 achieved pre-tax run-rate benefit of ~$115 million as of YE2023

TOP 9 targeting ~$135 million pre-tax run-rate benefit by YE2024

TOP program/ expense management

- Launched TOP 9; areas of focus include
  - Re-imagine operations with process reengineering, automation and AI
  - Simplify organization structure
  - Generate additional procurement efficiencies
  - Improve customer journeys utilizing generative AI
  - Exits of the Wholesale Mortgage and Auto businesses
  - Facilities rationalization
- In addition, we are adjusting our expense base through further meaningful actions
  - ~650 headcount reduction in 4Q23
  - Tightening on discretionary expense categories

Targeting ~1-1.5% growth in 2024 Underlying expense, a reduction of ~1.4% excluding the Private Bank impact

19

Balance sheet optimization - loans

1 Focusing on relationship-based lending with attractive risk-adjusted returns

Non-Core and Consumer portfolios

- Non-Core portfolio of $11.1 billion retail loans at 12/31/23
  - $1.2 billion QoQ decline in 4Q
  - ~4.2% WA loan yield (~95% fixed rate); ~5.8% WA funding cost



$12.3
$3.0
$9.3
$11.1
$2.8
$8.3
$7.6
$2.3
$5.3
$4.7
$1.7
$3.0
3Q23
4Q23
4Q24
4Q25
Education and Other Retail (Purchased)
Indirect Auto

- Retail products targeted for growth include areas with greatest relationship potential
  - Home equity, card, mortgage

Commercial BSO

- Originations in 2023 were highly selective, with a focus on generating a higher-return profile
  - Front-book originations with mid-teens return profile, reflecting multi-product relationships
  - Increased lead roles / bilateral originations from ~47% in FY22 to ~60% in FY23
  - Spreads improved ~50 bps 4Q23 YoY, with similar-to-improving credit profile
- Exited ~$6 billion in commercial credit-only client relationships in 2023, including loan sales
  - Single-digit return profile

Enhancing risk profile, liquidity and returns

20

FY2024 Outlook vs. 2023

	2023 Underlying[1]	2024 Underlying outlook
Net interest income	$6,241	Down 6-9%; net swaps impact of ~4-5%
NIM	3.10%; 4Q23 2.91%	FY2024 average 2.80-2.85%; 4Q24 exit NIM ~2.85%
Loans	$152.2B average loans $146.0B spot loans	Average loans down 2-3% reflecting Non-Core run off and the 2023 decline Spot loans up 3-5% driven by Private Bank and 2H24 Commercial activity
Earning assets	$201.7B average earning assets	Average earning assets up slightly reflecting 2023 liquidity build
Noninterest income	$1,983	Up 6-9%, market dependent
Noninterest expense	$5,001	Up ~1-1.5%
Net charge-off ratio	40 bps	~50 bps; ACL likely to see releases over course of year
CET1 ratio[2]	10.6%	~10.5%; share repurchases dependent on market conditions and loan growth
Tax rate	22.5%	~21-22%

Full-year 2024 outlook commentary

- Focusing on driving strategic initiatives, balance sheet optimization and deepening customer relationships
- Expect to return to sequential positive operating leverage in 2H24, with PPNR trough in 2Q24
- Terminal deposit beta in 2Q24 before rate cuts of low 50s, with 2024 spot deposit growth of 1-2%

Key 2024 economic and rate assumptions

- FY2024 average real GDP of ~1-2%, CPI of ~2-3% and FY2024 unemployment rate of ~4%
- Forward curve as of early January:
  - YE2024 Fed Funds target of 4.25% with 25 bp cuts in May, June, July, September and December
  - 10-year Treasury rate ~3.90% by YE2024

21

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

Underlying expense outlook[1]

Underlying expenses in $s in millions


CFG ex Private Bank
Down
~1.3-1.5%
$4,925
~ $(185)
~$25-$35
~ $85
~$4,855
CFG ex Private Bank
FY23
TOP/ Other
efficiencies
Strategic
investments
Compensation/
Other
CFG ex Private Bank
FY24


Private Bank
Incremental expense growth
impact of ~2.5-2.8% to total CFG
$76
$76
~$48-$63
~$208
Private Bank
FY23
Full-year
Impact*
Strategic investments
Private Bank
FY24


Total CFG
Up
~1.0-1.5%
$5,001
~$5,063
Total CFG
FY23
Total CFG
FY24

Adjustment to reflect annualized impact of Private Bank based on 2H23 expense run-rate

22

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

23 $(75) $(50) $(25) $— $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 Significant NII contribution from Non-Core and swaps in 2025 and beyond Terminated swaps (fixed impact; not dependent on rates) Active swaps - impact based on forward curve Expected incremental quarterly NII & NIM contribution from Non-Core and swaps portfolio relative to 4Q23* Non-Core portfolio - impact based on forward curve* Net impact $(50) $(25) $— $25 $50 $75 $100 $125 $150 $175 $200 $225 ** Excludes impact from the Core portfolio. Assumes forward curve as of early January which indicates a ~4.25% Fed funds rate by end of 2024 *Non-Core includes benefit from denominator effects; accounts for ~65% of the NIM tailwind by 4Q27 4Q24 4Q25 4Q26 4Q27 4Q23 to 4Q27 NIM Tailwind** Non-Core* ~25 bps Terminated swaps ~22 bps Active swaps ~10 bps Total ~57 bps + ~2 bps* + ~34bps Medium-term CFG NIM range Net Cumulative NIM Impact ~3.25-3.40% + ~57 bps Active swaps $ (48) Terminated swaps (117) Total swaps (165) Non-Core (45) Total NII $ (210) Net NIM impact ~(60) bps 4Q23 NII contribution $s in millions $s in millions + ~55 bps ~$(30) ~$110 ~$205 ~$210

Medium-term financial targets[1]

Medium-term financial targets

ROTCE[1]	~16-18%
CET1	~10.0-10.5%
Dividend Payout Ratio	~35-40%
Efficiency Ratio[1]	Mid-50's %

Key economic assumptions

- Real GDP growth of ~1-2% for 2024; trending toward ~3% annually over the medium term
- Unemployment rate of ~4% by YE2024; stable from there over the medium term
- Expect Fed to finish cutting in 2025 after reaching Fed Funds target of ~3.25% by YE2025

24

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Path to medium-term ROTCE target[1]

	ROTCE improvement drivers	Medium-term ROTCE
Legacy Core	■ NII tailwind given swap portfolio run off ■ Positive operating leverage ■ Significant share repurchases ■ Prudent credit risk appetite (~35-40 bps NCOs)	~15-17%
Private Bank	■ Successful execution against business plan ■ Meaningful revenue growth ■ Positive operating leverage ■ Attractive credit profile	~20-24%
Non-Core	■ Runs off with capital and liquidity redeployed	—
Total CFG		~16-18%

25

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

1Q24 outlook vs. 4Q23

	4Q23 Underlying[1]	1Q24 Underlying outlook
Net interest income	$1,488MM	■ Down ~3%; reflects day count impact of ~$12MM
Noninterest income	$500MM	■ Up mid-single digits
Noninterest expense	$1,267MM	■ Up 1-2% reflecting seasonal factors
Net charge-offs	46 bps	■ ~50 bps; ACL will continue to benefit from Non-Core run off
CET1 ratio[2]	10.6%	■ ~10.5%; share repurchases expected of ~$300 million
Tax rate	22.3%	■ ~21-22%

26

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

27 Investment thesis Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance – Citizens Private Bank successfully launched and gathering momentum into 2024 – Well positioned in NYC metro to gain market share; performance tracking well – All other initiatives tracking well: Private Capital, Citizens Pay, Citizens Access, TOP 9 launched Citizens has a robust capital, liquidity and funding position Citizens has performed well since the IPO given its sound strategy, capable & experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium-term given strategic initiatives and 2025 to 2027 NII tailwinds. Represents attractive opportunity for investors at current valuation and dividend yield – Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization, including Non-Core strategy – Relative strength allows Citizens to take advantage of opportunities – Focused on deploying capital to best relationship/highest risk-adjusted return areas – Flexibility to continue returning capital to shareholders

Appendix ■ Financial Performance ■ Balance Sheet Optimization ■ Interest Rate Risk Management ■ Credit

29 Net income available to common shareholders and EPS $s in millions, except per share data ê3% $743 $721 3Q23 4Q23 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê2% $3.5 2 $3.5 6 ê4% $150.8 $148.0 3Q23 4Q23 $176.5 $177.1 3Q23 4Q23 1.08% 1.02% 0.84% 0.78% 3Q23 4Q23 15.3% 14.8% 12.5% 11.8% 3Q23 4Q23 $418 $396 $0.89 $0.85 3Q23 4Q23 ê5% Pre-provision profit $s in millions See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. ê67 bps ê6 bpsstable

30 $1,003 $721 4Q22 4Q23 Year-over-year Underlying results(1) Return on average total tangible assets ê28% Average loans $s in billions ê6% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê47 bps $3.5 6 $157.1 $148.0 4Q22 4Q23 $179.0 $177.1 4Q22 4Q23 1.40% 1.02%1.25% 0.78% 4Q22 4Q23 20.1% 14.8%19.4% 11.8% 4Q22 4Q23 ê1% Pre-provision profit $s in millions ê756 bps $653 $396$1.32 $0.85 4Q22 4Q23 See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. ê36% ê39%

31 $3,422 $3,223 FY2022 FY2023 Full year underlying results(1) Return on average total tangible assets ê6% Average loans $s in billions Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê25 bp $3.5 6 $149.3 $152.2 FY2022 FY2023 $172.1 $175.3 FY2022 FY2023 1.21% 1.13% 1.17% 0.92% FY2022 FY2023 é2% Pre-provision profit $s in millions ê288 bps $2,312 $1,848 $4.84 $3.88 FY2022 FY2023 ê20% ê20% *Excluding Private Bank & Non-Core has a (100) bps impact 16.4% 15.7% 13.5% FY2022 FY2023 é2% See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

4Q23 Scorecard

	4Q23 Underlying outlook(1)	4Q23 Underlying results	
Net interest income	Down ~2%	Down ~2%	✓
Noninterest income	Up 3-4%, market dependent	Up 2%	✗
Noninterest expense	Broadly stable*	Flat	✓
Net charge-offs	Mid-40s; ACL will continue to benefit from Non-Core loan run off	46 bps	✓
CET1 ratio(2)	~10.5%	10.6%	✓
Tax rate	~22%	~22.3%	✓

*Excluded impact from FDIC special assessment

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

32

33 Balance Sheet Optimization - Overview Deposits and wholesale funding (slide 34) Driving enhanced risk profile and returns Securities portfolio (slide 35) Capital (slide 36-37) 1 2 3 4 Loans (slide 20)

34 $180.7 $178.2 $(3.5) $2.6 $177.3 4Q22 3Q23 BSO actions Core growth 4Q23 Balance sheet optimization - deposits and wholesale funding Solid deposit performance in 2023 $15.9 $17.6 $14.0 $5.6 $5.3 $5.2 $1.8 $1.8 $1.8 $3.2 $2.7 $8.5 $7.0 $3.8 Senior debt Subordinated debt Other Collateralized borrowings FHLB 4Q22 3Q23 4Q23 Favorable remixing of wholesale funding 3Q23 YTD deposits -1.4%, outperforming H8* at -3.6% ■ FHLB down $4.7 billion in 2023 reflecting success in improving LDR with BSO initiatives ■ Raised ~$3 billion auto collateralized borrowings with two 2023 issuances – Down ~$0.6 billion QoQ with auto run off – Additional $1.5 billion issuance executed in January 2024 ■ Senior debt relatively stable in 2023; planning programmatic issuance for 2024 and beyond +1.5% QoQ deposit growth ex BSO actions $3.3B QoQ *Federal Reserve H8 data represents Large Bank deposit balances Commentary Commentary 2 3 ■ Improvements in deposit franchise demonstrated with better core deposit performance than most peers, while maintaining peer-like deposit beta ■ Efforts to optimize the liquidity value of deposits continue – During 4Q23, exited ~$3.5B in deposits with financial institutions and municipalities $4.7B YoY FHLB $s in billions $s in billions

Balance sheet optimization - securities portfolio

4 Securities portfolio - high quality, low-risk store of liquidity; enhanced hedging to protect capital

Maintaining strong liquidity, while shortening duration...

$s in billions



Cash
Floating
Fixed Hedged
Fixed
$42
$9
$1
$32
$47
$14
$3
$30
$48
$10
$6
$5
$27
~$38B(1) securities portfolio

Duration	4Q22	3Q23	4Q23
Securities	5.8	5.2	3.9
Cash & Securities	4.7	3.8	3.2

...and improving securities yields relative to peer median...



2.66%
2.56%
2.74%
2.41%
2.81%
2.52%
2.95%
2.57%
3.25%
4Q22
1Q23
2Q23
3Q23
4Q23
CFG
Peer Median

...with a high-quality portfolio

as of 12/31/23

$38B[1]



U.S Govt Guaranteed 21%
U.S Treasuries 11%
Other 4%
"GSE" Fannie Mac and Freddie Mac 64%

Highly liquid and well-diversified

- 96% U.S. Treasury, Gov't or Gov't-backed securities
- ~84% fixed-rate; ~71% fixed-rate with hedges
- ~75% AFS/~25% HTM

Investment portfolio strategy

- Maintain strong liquidity profile
  - LCR under Category I Bank rules at 12/31/23 in excess of requirements
  - Given likely regulatory changes with AOCI opt-out removal, actions were taken in 4Q to lower portfolio duration and protect capital from AFS mark-to-market volatility
    - Added $5.4B pay-fixed swaps at ~3.8% WA pay rate
    - Majority of cash flows invested on a floating-rate basis

35

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

Balance sheet optimization - capital

5A Capital ratios remain near top of peer group

- Strong capital position and BSO activities have facilitated significant capital return to shareholders
  - ~95% shareholder payout ratio in 2023 on an Underlying basis reflects ~$808 million in dividends and ~$906 million in share repurchases
- Well positioned for changing regulatory environment
  - CET1 ratio under current rules of 10.6%[(1)], and 9.0% adjusted for AOCI opt-out removal; among the strongest within the peer group
  - Expect both ratios to converge to the 10.0-10.5% range over the medium term

CET1 Ratio[(1)]



Peer 1 10.9%
Peer 2 10.8%
CFG (4Q23) 10.6%
CFG (3Q23) 10.4%
Peer 3 10.3%
Peer 4 10.1%
Peer 5 9.9%
Peer 6 9.8%
Peer 7 9.8%
Peer 8 9.8%
Peer 9 9.7%

CET1 Ratio adjusted for AOCI opt-out removal



Peer 1 10.6%
CFG (4Q23) 9.0%
CFG (3Q23) 8.3%
Peer 2 7.9%
Peer 3 7.8%
Peer 4 7.5%
Peer 5 7.0%
Peer 6 6.5%
Peer 7 6.2%
Peer 8 6.2%
Peer 9 6.0%

Tangible Common Equity



Peer 1 7.8%
CFG (4Q23) 6.7%
CFG (3Q23) 5.9%
Peer 2 5.8%
Peer 3 5.7%
Peer 4 5.7%
Peer 5 5.0%
Peer 6 5.0%
Peer 7 4.6%
Peer 8 4.5%
Peer 9 4.0%

Peer data as of September 30, 2023. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB.

36

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

37 Balance sheet optimization - capital Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 Capital will benefit from projected AOCI accretion AOCI accretion benefit to generate significant capital... AOCI burndown contribution to TCE and CET1 - considering pulling forward appendix detail here ...As recent actions limit AOCI volatility to protect capital$(2.3) $(1.8) $(1.5) $(1.3) $(0.3) $(0.3) $(0.3) $(0.3) $(1.1) $(0.5) $(0.1) Swaps** Pension Securities 12/31/2023 12/31/2024 12/31/2025 12/31/2026 $(3.7) $(2.7) $(2.0) $(1.6) ~56% TCE CET1* $(2.7) $(2.2) $(1.8) $(1.6) 5B Commentary ■ Expect significant capital generation via accretion to AOCI as unrealized losses "burn off" – ~$1 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~60* bps to the CET1 ratio adjusted for AOCI opt-out removal ■ Recent hedging actions in Q4 to reduce duration of securities portfolio protects capital by limiting volatility in AOCI – Immediate 50 bps parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~25 bps Burn-off by YE2026~38% *CET1 adjusted for AOCI opt-out removal accretion based on forward curve in early January; CET1 ratio impact for illustrative purposes assumes the RWA balance at 12/31/23 Projected accretion based on forward curve at 12/31/2023(1) Accretes to CET1* **Unrealized losses in swap portfolio includes both active and terminated swaps See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

Interest rate risk management - swaps

Protecting NII from adverse outcomes while reducing earnings volatility through economic cycles

- Maintaining significant protection to downside in rates well into 2026 with receive-fixed swap portfolio

Receive-fixed cash flow swaps (avg. notional in $ billions at 12/31/23)



$20.5
$21.1
$21.9
$29.5
$30.5
$16.5
$25.8
$30.1
$21.9
$7.6

	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024	2025	2026	2027
W.A. receive-fixed rate at 12/31/23	4.3%	3.7%	3.1%	3.1%	3.1%	4.2%	3.2%	3.2%	3.5%	3.7%
*NII impact from active swaps ($MM)**	$(48)	$(88)	$(121)	$(135)	$(111)	$(123)	$(454)	$(116)	$56	$48
NII impact from terminated swaps ($MM)	$(117)	$(115)	$(115)	$(115)	$(114)	$(441)	$(459)	$(426)	$(230)	$(40)
Total NII impact ($MM)	$(165)	$(203)	$(235)	$(250)	$(225)	$(564)	$(913)	$(542)	$(174)	$8

*Based on the forward curve in early January; includes impacts from variation margin and daily compounding effects with SOFR

- **Increase in the 2024 swap position is incorporated in the FY24 NII guidance**
- **Significant contribution to NII over 2025 to 2027 as the Fed normalizes rates and swaps run off**
  - **Estimated incremental annual benefit of ~$371 million in 2025; ~$368 million in 2026; and ~$182 million in 2027**
  - **The funded balance sheet is inherently asset sensitive which partly offsets these benefits**

38

$74.4B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 5.8	4 %
Other Finance and Insurance	6.0	4
Other Manufacturing	3.6	2
Technology	3.3	2
Accommodation and Food Services	2.9	2
Health, Pharma, Social Assistance	2.6	2
Professional, Scientific, and Technical	2.3	1
Wholesale Trade	2.4	2
Retail Trade	2.4	2
Other Services	2.1	1
Energy & Related	2.0	1
Rental and Leasing	1.1	1
Consumer Products Manufacturing	0.9	1
Administrative and Waste Management	1.5	1
Arts, Entertainment, and Recreation	1.6	1
Automotive	0.9	1
Other [1]	2.5	2
Total C&I	$ 43.8	30 %
CRE		
Multi-family	$ 9.4	6 %
Office	5.9	4
Industrial	4.0	3
Retail	3.4	2
Co-op	1.8	1
Data Center	0.8	1
Hospitality	0.6	—
Other [1]	3.6	3
Total CRE	$ 29.5	20 %
Total Commercial loans & leases	$ 74.4	51 %
Total CFG	$ 146.0	100 %

Commercial portfolio risk ratings[2]



$s in billions
$57.5
$77.5
$74.4
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
7%
17%
17%
59%
7%
19%
17%
57%
4Q19
3Q23
4Q23

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$12 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

39

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 44.

40 Suburban Class C 2% CBD Class C 4% Suburban Class A 42% CBD Class A 14% Suburban Class B 26% CBD Class B 12% 54% 100% 88% 100% 79% 61% 13% 42% 78% 85% 46% —% 12% —% 21% 39% 87% 58% 22% 15% New York, NY Washington, DC Dallas, TX Los Angeles, CA Philadelphia, PA Atlanta, GA Chicago, IL Boston, MA Baltimore, MD Seattle, WA Suburban CBD NY 14.0% VA 11.8% NJ 10.0% CA 9.5% TX 8.6% MD 6.3% PA 5.5% GA 4.7% IL 3.9% MA 3.5% OH 3.3% NC 2.7% WA 2.6% AZ 2.5% CO 2.3% Other 8.7% Commercial Real Estate - $5.9B Office portfolio: well diversified $3.6B General Office by state Other MN CT FL VT MO IN DC MI UT SC TN RI DE 24% 15% 61% General Office $3.6B Credit Tenant $1.4B Life Sciences $0.9B Property type $3.6B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$118 million $ 792 527 201 193 178 171 143 117 108 95 $ in millions (As of 12/31/23)

41 38% 43% 43% 33% 32% 32% 18% 16% 16% 5% 4% 4%6% 5% 5% 4Q19 3Q23 4Q23 43% 21% 12% 4% 13% 7% $71.5B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $61.6 $71.5 $s in billions $72.3 Home equity Retail loans(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~94% of retail portfolio > 680 Super-prime/prime* ~76% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~53% ■ Home equity – FICO ~765 – ~37% secured by 1st lien – ~98% CLTV less than 80% – ~87% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~725; incorporates loss sharing High quality, diverse portfolio * Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

42 Allocation of allowance for credit losses by product type September 30, 2023 December 31, 2023 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 46,753 $707 1.51% $ 43,826 $666 1.52 % Commercial real estate 29,486 692 2.35 29,471 733 2.49 Leases 1,218 26 2.14 1,148 26 2.24 Total commercial 77,457 1,425 1.84 74,445 1,425 1.91 Residential mortgages 30,983 181 0.59 31,332 181 0.58 Home equity 14,729 144 0.97 15,040 137 0.91 Automobile 9,290 56 0.60 8,258 57 0.69 Education 12,134 270 2.23 11,834 266 2.25 Other retail 5,153 242 4.69 5,050 252 4.98 Total retail loans 72,289 893 1.23 71,514 893 1.25 Allowance for credit losses(2) $149,746 $2,318 1.55% $145,959 $2,318 1.59 % See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44.

43 Delinquency by product type See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 44. September 30, 2023 (%) December 31, 2023 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.40% 0.05% 0.02% 0.01% 0.52% 99.14% 0.14% 0.04% 0.01% 0.67 % Commercial real estate 98.01 0.25 0.14 0.01 1.59 97.53 0.51 0.20 0.14 1.62 Leases 99.75 — — — 0.25 99.65 0.09 — — 0.26 Total commercial 98.87 0.13 0.07 0.01 0.92 98.52 0.28 0.10 0.06 1.04 Residential mortgages(1) 98.17 0.36 0.16 0.70 0.61 97.34 0.90 0.38 0.82 0.56 Home equity 97.43 0.56 0.19 — 1.82 97.34 0.55 0.22 — 1.89 Automobile 97.21 1.58 0.54 — 0.67 96.94 1.74 0.58 — 0.74 Education 99.19 0.39 0.21 0.02 0.19 99.14 0.41 0.19 0.02 0.24 Other retail 97.30 0.95 0.60 0.41 0.74 97.02 0.97 0.67 0.57 0.77 Total retail 98.01 0.60 0.26 0.33 0.80 97.56 0.85 0.36 0.40 0.83 Total 98.44% 0.36% 0.16% 0.17% 0.87% 98.05% 0.56% 0.23% 0.23% 0.93%

Notable items[1]

Quarterly and full-year results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other expense reduction actions. In addition, fourth quarter 2023 includes a notable item for the FDIC special assessment. Full-year 2022 results include notable items representing the day-one CECL provision expense ("double count") related to the HSBC and ISBC transactions. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	4Q23		3Q23		4Q22		FY 2023		FY 2022	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (31)	$ (23)
EPS Impact -Noninterest income		$ —		$ —		$ —		$ —		$ (0.05)
Salaries & benefits	$ (2)	$ (1)	$ (4)	$ (3)	$ (13)	$ (9)	$ (15)	$ (11)	$ (98)	$ (72)
Equipment and software	—	—	—	—	(1)	(1)	(4)	(3)	(1)	(1)
Outside services	(3)	(2)	(4)	(3)	(15)	(12)	(43)	(31)	(89)	(67)
Occupancy	—	—	—	—	—	—	(41)	(30)	(2)	(1)
Other expense	—	—	—	—	(6)	(4)	(1)	(1)	(23)	(16)
Noninterest expense	$ (5)	$ (3)	$ (8)	$ (6)	$ (35)	$ (26)	$ (104)	$ (76)	$ (213)	$ (157)
EPS Impact - Noninterest expense		$ (0.01)		$ (0.02)		$ (0.06)		$ (0.16)		$ (0.34)
ISBC/HSBC Day 1 CECL provision expense ("double count")	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (169)	$ (126)
EPS Impact - Provision for credit losses		$ —		$ —		$ —		$ —		$ (0.26)
Tax integration cost	—	—	—	—	—	—	—	—	—	(6)
EPS Impact - Tax integration cost		$ —		$ —		$ —		$ —		$ (0.01)
Total Integration Costs	$ (5)	$ (3)	$ (8)	$ (6)	$ (35)	$ (26)	$ (104)	$ (76)	$ (413)	$ (312)
EPS Impact - Total Integration-related		$ (0.01)		$ (0.02)		$ (0.06)		$ (0.16)		$ (0.66)

Other notable items - TOP & Other	4Q23		3Q23		4Q22		FY 2023		FY 2022	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ 17	$ —	$ —	$ —	$ —	$ —	$ 17	$ —	$ (3)
Salaries & benefits	$ (30)	$ (22)	$ (1)	$ —	$ (2)	$ (2)	$ (52)	$ (38)	$ (12)	$ (9)
Equipment and software	(37)	(27)	(6)	(5)	(1)	—	(47)	(35)	(9)	(6)
Outside services	(10)	(7)	(3)	(3)	(2)	(1)	(25)	(19)	(24)	(18)
Occupancy	(20)	(15)	(2)	(2)	(2)	(2)	(29)	(22)	(3)	(3)
FDIC Assessment[1]	(225)	(167)	—	—	—	—	(225)	(167)	—	—
Other expense	(18)	(13)	(2)	(2)	(1)	(1)	(24)	(17)	(1)	(1)
Noninterest expense	$ (340)	$ (251)	$ (14)	$ (12)	$ (8)	$ (6)	$ (402)	$ (298)	$ (49)	$ (37)
Total Other Notable Items	$ (340)	$ (234)	$ (14)	$ (12)	$ (8)	$ (6)	$ (402)	$ (281)	$ (49)	$ (40)
EPS Impact - Other Notable Items		$ (0.50)		$ (0.02)		$ (0.01)		$ (0.59)		$ (0.08)
Total Notable Items	$ (345)	$ (237)	$ (22)	$ (18)	$ (43)	$ (32)	$ (506)	$ (357)	$ (462)	$ (352)
Total EPS Impact		$ (0.51)		$ (0.04)		$ (0.07)		$ (0.75)		$ (0.74)

(1) The FDIC special assessment earnings per share impact is $(0.35) for fourth quarter 2023 and full year 2023.

See pages 45-47 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

44

45 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 4Q23 and FY2023 GAAP financial summary 1) See general note a). Notes on slide 4 - 4Q23 and FY23 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 4Q23 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 6 - 2023 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 7 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). 3) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. Notes on slide 9 - Noninterest income 1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 10 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 44 for more detail. Notes on slide 13 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 14 - Credit quality overview 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 16 - Capital position continues to strengthen 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c).

46 Notes continued Notes on slide 21 - FY 2024 Outlook vs. 2023 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 22 - Underlying expense outlook 1) See note on non-GAAP financial measures. Notes on slide 24 - Medium-term financial targets 1) See note on non-GAAP financial measures. Notes on slide 25 - Path to medium-term ROTCE target 1) See note on non-GAAP financial measures. Notes on slide 26 - 1Q24 outlook vs. 4Q23 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 29 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 30 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 31 - Full year underlying results 1) See note on non-GAAP financial measures. Notes on slide 32 - 4Q23 Scorecard 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 35 - Balance sheet optimization - securities portfolio 1) Represents fair value balances. Notes on slide 36 - Balance sheet optimization - capital 1) See general note d). Notes on slide 37 - Balance sheet optimization - capital 1) See general note c). Notes on slide 39 - Commercial credit portfolio 1) Includes deferred fees and costs. 2) Reflects period end balances. Notes on slide 41 - Retail credit porftolio 1) See general note c). 2) Reflects period end balances. Notes on slide 42 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 43 - Delinquency by product type 1) 90+ days past due and accruing includes $243 million and $216 million of loans fully or partially guaranteed by the FHA, VA, and USDA at December 31, 2023 and September 30, 2023, respectively. Notes on slide 44 - Notable items 1) See note on non-GAAP financial measures.

47 Notes continued Notes on slide 56 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 57 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At December 31, 2023, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d).

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS								FULL YEAR			
					4Q23 Change							2023 Change	
		4Q23	3Q23	4Q22	3Q23		4Q22			2023	2022	2022	
					$	%	$	%				$	%
Noninterest income, Underlying:													
Noninterest income (GAAP)	A	$500	$492	$505	$8	2%	($5)	(1%)		$1,983	$2,009	($26)	(1%)
Less: Notable items		—	—	—	—	—	—	—		—	(31)	31	100
Noninterest income, Underlying (non-GAAP)	B	$500	$492	$505	$8	2%	($5)	(1%)		$1,983	$2,040	($57)	(3%)
Total revenue, Underlying:													
Total revenue (GAAP)	C	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)		$8,224	$8,021	$203	3%
Less: Notable items		—	—	—	—	—	—	—		—	(31)	31	100
Total revenue, Underlying (non-GAAP)	D	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)		$8,224	$8,052	$172	2%
Noninterest expense, Underlying:													
Noninterest expense (GAAP)	E	$1,612	$1,293	$1,240	$319	25%	$372	30%		$5,507	$4,892	$615	13%
Less: Notable items		345	22	43	323	NM	302	NM		506	262	244	93
Noninterest expense, Underlying (non-GAAP)	F	$1,267	$1,271	$1,197	($4)	—%	$70	6%		$5,001	$4,630	$371	8%
Pre-provision profit:													
Total revenue (GAAP)	C	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)		$8,224	$8,021	$203	3%
Less: Noninterest expense (GAAP)	E	1,612	1,293	1,240	319	25	372	30		5,507	4,892	615	13
Pre-provision profit (GAAP)		$376	$721	$960	($345)	(48%)	($584)	(61%)		$2,717	$3,129	($412)	(13%)
Pre-provision profit, Underlying:													
Total revenue, Underlying (non-GAAP)	D	$1,988	$2,014	$2,200	($26)	(1%)	($212)	(10%)		$8,224	$8,052	$172	2%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,267	1,271	1,197	(4)	—	70	6		5,001	4,630	371	8
Pre-provision profit, Underlying (non-GAAP)		$721	$743	$1,003	($22)	(3%)	($282)	(28%)		$3,223	$3,422	($199)	(6%)
Provision for credit losses, Underlying:													
Provision for credit losses (GAAP)		$171	$172	$132	($1)	(1%)	$39	30%		$687	$474	$213	45%
Less: Notable items		—	—	—	—	—	—	—		—	169	(169)	(100)
Provision for credit losses, Underlying (non-GAAP)		$171	$172	$132	($1)	(1%)	$39	30%		$687	$305	$382	125%
Income before income tax expense, Underlying:													
Income before income tax expense (GAAP)	G	$205	$549	$828	($344)	(63%)	($623)	(75%)		$2,030	$2,655	($625)	(24%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(345)	(22)	(43)	(323)	NM	(302)	NM		(506)	(462)	(44)	(10)
Income before income tax expense, Underlying (non-GAAP)	H	$550	$571	$871	($21)	(4%)	($321)	(37%)		$2,536	$3,117	($581)	(19%)
Income tax expense, Underlying:													
Income tax expense (GAAP)	I	$16	$119	$175	($103)	(87%)	($159)	(91%)		$422	$582	($160)	(27%)
items		(108)	(4)	(11)	(104)	NM	(97)	NM		(149)	(110)	(39)	(35)
Income tax expense, Underlying (non-GAAP)	J	$124	$123	$186	$1	1%	($62)	(33%)		$571	$692	($121)	(17%)
Net income, Underlying:													
Net income (GAAP)	K	$189	$430	$653	($241)	(56%)	($464)	(71%)		$1,608	$2,073	($465)	(22%)
Add: Notable items, net of income tax benefit		237	18	32	219	NM	205	NM		357	352	5	1
Net income, Underlying (non-GAAP)	L	$426	$448	$685	($22)	(5%)	($259)	(38%)		$1,965	$2,425	($460)	(19%)
Underlying:													
Net income available to common stockholders (GAAP)	M	$159	$400	$621	($241)	(60%)	($462)	(74%)		$1,491	$1,960	($469)	(24%)
Add: Notable items, net of income tax benefit		237	18	32	219	NM	205	NM		357	352	5	1
Underlying (non-GAAP)	N	$396	$418	$653	($22)	(5%)	($257)	(39%)		$1,848	$2,312	($464)	(20%)

48

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q23 Change						2023 Change	
					3Q23		4Q22				2022	
		4Q23	3Q23	4Q22	$/bps	%	$/bps	%	2023	2022	$/bps	%
Operating leverage:												
Total revenue (GAAP)	C	$1,988	$2,014	$2,200	($26)	(1.39%)	($212)	(9.70%)	$8,224	$8,021	$203	2.53%
Less: Noninterest expense (GAAP)	E	1,612	1,293	1,240	319	24.60	372	30.00	5,507	4,892	615	12.58
Operating leverage						(25.99%)		(39.70%)				(10.05%)
Operating leverage, Underlying:												
Total revenue, Underlying (non-GAAP)	D	$1,988	$2,014	$2,200	($26)	(1.39%)	($212)	(9.70%)	$8,224	$8,052	$172	2.13%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,267	1,271	1,197	(4)	(0.30)	70	5.82	5,001	4,630	371	8.00
Operating leverage, Underlying (non-GAAP)						(1.09%)		(15.52%)				(5.87%)
Efficiency ratio and efficiency ratio, Underlying:												
Efficiency ratio	E/C	81.13 %	64.21%	56.36 %	1,692 bps		2,477 bps		66.97 %	60.99 %	598 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	63.77	63.08	54.42	69 bps		935 bps		60.81	57.51	330 bps	
Underlying:												
Effective income tax rate	I/G	7.59%	21.51%	21.16 %	(1,392) bps		(1,357) bps		20.76 %	21.93 %	(117) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	22.25	21.69	21.37	56 bps		88 bps		22.48	22.19	29 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:												
Average common equity (GAAP)	O	$21,209	$21,177	$21,276	$32	—%	($67)	—%	$21,592	$21,724	($132)	(1%)
Less: Average goodwill (GAAP)		8,188	8,188	8,171	—	—	17	—	8,184	7,872	312	4
Less: Average other intangibles (GAAP)		163	173	199	(10)	(6)	(36)	(18)	177	181	(4)	(2)
Add: Average deferred tax liabilities related to goodwill (GAAP)		421	422	424	(1)	—	(3)	(1)	422	413	9	2
Average tangible common equity	P	$13,279	$13,238	$13,330	$41	—%	($51)	—%	$13,653	$14,084	($431)	(3%)
Return on average tangible common equity	M/P	4.72 %	12.00%	18.46 %	(728) bps		(1,374) bps		10.92 %	13.91 %	(299) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	11.84	12.51	19.40	(67) bps		(756) bps		13.53	16.41	(288) bps	
Return on average total assets and return on average total assets, Underlying:												
Average total assets (GAAP)	Q	$223,653	$220,162	$224,970	$3,491	2%	($1,317)	(1%)	$222,221	$215,061	$7,160	3%
Return on average total assets	K/Q	0.33 %	0.78%	1.15 %	(45) bps		(82) bps		0.72 %	0.96 %	(24) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.76	0.81	1.21	(5) bps		(45) bps		0.88	1.13	(25) bps	

49

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS							FULL YEAR			
					4Q23 Change						2023 Change	
		4Q23	3Q23	4Q22	3Q23		4Q22		2023	2022	2022	
					$/bps	%	$/bps	%			$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:												
Average total assets (GAAP)	Q	$223,653	$220,162	$224,970	$3,491	2%	($1,317)	(1%)	$222,221	$215,061	$7,160	3%
Less: Average goodwill (GAAP)		8,188	8,188	8,171	—	—	17	—	8,184	7,872	312	4
Less: Average other intangibles (GAAP)		163	173	199	(10)	(6)	(36)	(18)	177	181	(4)	(2)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	(1)	—	(3)	(1)	422	413	9	2
Average tangible assets	R	$215,723	$212,223	$217,024	$3,500	2%	($1,301)	(1%)	$214,282	$207,421	$6,861	3%
Return on average total tangible assets	K/R	0.35 %	0.81%	1.19 %	(46) bps		(84) bps		0.75 %	1.00 %	(25) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.78	0.84	1.25	(6) bps		(47) bps		0.92	1.17	(25) bps	
Tangible book value per common share:												
Common shares - at period-end (GAAP)	S	466,418,055	466,221,795	492,282,158	196,260	—%	(25,864,103)	(5%)	466,418,055	492,282,158	(25,864,103)	(5%)
Common stockholders' equity (GAAP)		$22,329	$20,864	$21,676	$1,465	7	$653	3	$22,329	$21,676	$653	3
Less: Goodwill (GAAP)		8,188	8,188	8,173	—	—	15	—	8,188	8,173	15	—
Less: Other intangible assets (GAAP)		157	167	197	(10)	(6)	(40)	(20)	157	197	(40)	(20)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		433	421	422	12	3	11	3	433	422	11	3
Tangible common equity	T	$14,417	$12,930	$13,728	$1,487	12%	$689	5%	$14,417	$13,728	$689	5%
Tangible book value per common share	T/S	$30.91	$27.73	$27.88	$3.18	11%	$3.03	11%	$30.91	$27.88	$3.03	11%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:												
Average common shares outstanding - basic (GAAP)	U	466,234,324	469,481,085	493,293,981	(3,246,761)	(1%)	(27,059,657)	(5%)	475,089,384	475,959,815	(870,431)	—%
Average common shares outstanding - diluted (GAAP)	V	468,159,167	471,183,719	495,478,398	(3,024,552)	(1)	(27,319,231)	(6)	476,693,148	477,803,142	(1,109,994)	—
Net income per average common share - basic (GAAP)	M/U	$0.34	$0.85	$1.26	($0.51)	(60)	($0.92)	(73)	$3.14	$4.12	($0.98)	(24)
Net income per average common share - diluted (GAAP)	M/V	0.34	0.85	1.25	(0.51)	(60)	(0.91)	(73)	3.13	4.10	(0.97)	(24)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.85	0.89	1.32	(0.04)	(4)	(0.47)	(36)	3.89	4.86	(0.97)	(20)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.85	0.89	1.32	(0.04)	(4)	(0.47)	(36)	3.88	4.84	(0.96)	(20)
Dividend payout ratio and dividend payout ratio, Underlying:												
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%	$1.68	$1.62	$0.06	4
Dividend payout ratio	W/(M/U)	124 %	49 %	33 %	7,412 bps		9,053 bps		54 %	39 %	1,450 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	49	47	32	200 bps		1,700 bps		43	33	1,000 bps	

50

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS							FULL YEAR			
				4Q23 Change						2023 Change	
	4Q23	3Q23	4Q22	3Q23		4Q22		2023	2022	2022	
				$/bps	%	$/bps	%			$/bps	%
Other income, Underlying											
Other income (GAAP)	$20	$18	$36	$2	11%	($16)	(44%)	$78	$82	($4)	(5%)
Less: Notable items	—	—	—	—	—	—	—	—	(31)	31	100
Other income, Underlying (non-GAAP)	$20	$18	$36	$2	11%	($16)	(44%)	$78	$113	($35)	(31%)
Salaries and employee benefits, Underlying:											
Salaries and employee benefits (GAAP)	$667	$659	$633	$8	1%	$34	5%	$2,599	$2,549	$50	2%
Less: Notable items	32	5	15	27	NM	17	113	67	110	(43)	(39)
Salaries and employee benefits, Underlying (non-GAAP)	$635	$654	$618	($19)	(3%)	$17	3%	$2,532	$2,439	$93	4%
Equipment and software, Underlying:											
Equipment and software (GAAP)	$215	$191	$170	$24	13%	$45	26%	$756	$648	$108	17%
Less: Notable items	37	6	2	31	NM	35	NM	51	10	41	NM
Equipment and software, Underlying (non-GAAP)	$178	$185	$168	($7)	(4%)	$10	6%	$705	$638	$67	11%
Outside services, Underlying:											
Outside services (GAAP)	$174	$160	$170	$14	9%	$4	2%	$687	$700	($13)	(2%)
Less: Notable items	13	7	17	6	86	(4)	(24)	68	113	(45)	(40)
Outside services, Underlying (non-GAAP)	$161	$153	$153	$8	5%	$8	5%	$619	$587	$32	5%
Occupancy, Underlying:											
Occupancy (GAAP)	$125	$107	$110	$18	17%	$15	14%	$492	$410	$82	20%
Less: Notable items	20	2	2	18	NM	18	NM	70	5	65	NM
Occupancy, Underlying (non-GAAP)	$105	$105	$108	$—	—%	($3)	(3%)	$422	$405	$17	4%
Other operating expense, Underlying:											
Other operating expense (GAAP)	$431	$176	$157	$255	145%	$274	175%	$973	$585	$388	66%
Less: Notable items	243	2	7	241	NM	236	NM	250	24	226	NM
Other operating expense, Underlying (non-GAAP)	$188	$174	$150	$14	8%	$38	25%	$723	$561	$162	29%

51

52 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q23 1Q23 Noninterest income, Underlying: Noninterest income (GAAP) A $506 $485 Less: Notable items — — Noninterest income, Underlying (non-GAAP) B $506 $485 Total revenue, Underlying: Total revenue (GAAP) C $2,094 $2,128 Less: Notable items — — Total revenue, Underlying (non-GAAP) D $2,094 $2,128 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,306 $1,296 Less: Notable items 73 66 Noninterest expense, Underlying (non-GAAP) F $1,233 $1,230 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 62.3% 60.9% Efficiency ratio, Underlying (non-GAAP) F/D 58.9 57.8

53 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 4Q23 3Q23 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,358 $ 18,360 Less: AFS securities - AOCI 1,511 2,341 HTM securities - AOCI(1) 827 854 DTA for AFS/HTM securities 14 26 Pension 333 367 DTA for Pension 1 2 CET 1 capital adjusted for AOCI opt-out removal A $15,672 $14,770 Risk-weighted assets 172,601 176,407 Less: HTM securities - AOCI 146 151 AFS securities - AOCI 243 376 DTA for AFS/HTM securities (1,901) (2,585) Pension 333 364 DTA for Pension (287) (318) Risk-weighted assets adjusted for AOCI opt-out removal B $174,067 $178,419 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.0% 8.3% $s in millions, except share, per share and ratio data (1 "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			FULL YEAR	
		4Q23	3Q23	4Q22	2023	2022
Net income available to common stockholders, Underlying:						
Net income available to common stockholders (GAAP)		$159	$400	$621	$1,491	$1,960
Add: Notable items, net of income tax benefit		237	18	32	357	352
Net income available to common stockholders, Underlying (non-GAAP)	A	$396	$418	$653	$1,848	$2,312
Private Bank Net income available to common stockholders, (GAAP)		(27)	(27)	—	(59)	—
Less: Private Bank Notable Items		(1)	(1)	—	(7)	—
Private Bank Net income available to common stockholders, Underlying (non-GAAP)	B	($26)	($26)	$—	($52)	$—
Non-Core Net income available to common stockholders, (GAAP)	C	($72)	($67)	($23)	($244)	$142
Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP)	D=(A-B-C)	$494	$511	$676	$2,144	$2,170
Return on average tangible common equity and return on average tangible common equity, Underlying:						
Average common equity (GAAP)		$21,209	$21,177	$21,276	$21,592	$21,724
Less: Average goodwill (GAAP)		8,188	8,188	8,171	8,184	7,872
Less: Average other intangibles (GAAP)		163	173	199	177	181
Add: Average deferred tax liabilities related to goodwill (GAAP)		421	422	424	422	413
Average tangible common equity	E	$13,279	$13,238	$13,330	$13,653	$14,084
Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP)	D/E	14.8 %	15.3 %	20.1 %	15.7 %	15.4 %

54

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			FULL YEAR	
		4Q23	3Q23	4Q22	2023	2022
Return on average total tangible assets and return on average total tangible assets, Underlying:						
Average total assets (GAAP)		$223,653	$220,162	$224,970	$222,221	$215,061
Less: Average goodwill (GAAP)		8,188	8,188	8,171	8,184	7,872
Less: Average other intangibles (GAAP)		163	173	199	177	181
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		421	422	424	422	413
Average tangible assets		$215,723	$212,223	$217,024	$214,282	$207,421
Less: Private Bank Average total assets (GAAP)		83	5	—	22	—
Less: Non-Core Average total assets (GAAP)		11,776	13,113	16,752	13,745	18,121
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$203,864	$199,106	$200,272	$200,515	$189,300
Net income, Underlying:						
Net income (GAAP)		$189	$430	$653	$1,608	$2,073
Add: Notable items, net of income tax benefit		237	18	32	357	352
Net income, Underlying (non-GAAP)	B	$426	$448	$685	$1,965	$2,425
Private Bank Net income (GAAP)		(27)	(27)	—	(59)	—
Less: Private Bank Notables		(1)	(1)	—	(7)	—
Net income Private Bank, Underlying (non-GAAP)	C	($26)	($26)	$—	($52)	$—
Non-Core Net income (GAAP)	D	(72)	(67)	(23)	(244)	142
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$524	$541	$708	$2,261	$2,283
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	1.02 %	1.08 %	1.40 %	1.13 %	1.21 %

55

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

$s in millions	4Q 2023 (GAAP) Commercial Banking	4Q 2023 (GAAP) Consumer Banking[1]	4Q 2023 (GAAP) Other	4Q 2023 (GAAP) Legacy Core[2]	4Q 2023 (GAAP) Private Bank	4Q 2023 (GAAP) Non-Core[3]	4Q 2023 Notables Legacy	4Q 2023 Notables Private Bank	4Q 2023 Notables Non-Core	4Q 2023 (Non-GAAP) Legacy Core	4Q 2023 (Non-GAAP) Private Bank	4Q 2023 (Non-GAAP) Non-Core	4Q 2023 (Non-GAAP) Total
Net interest income	$ 551	$ 1,081	$ (104)	$ 1,528	$ 4.8	$ (45)	$ —	$ —	$ —	$ 1,528	$ 4.8	$ (45)	$ 1,488
Noninterest income	196	265	39	500	0.4	—	—	—	—	500	0.4	—	500
Total revenue	747	1,346	(65)	2,028	5.2	(45)	—	—	—	2,028	5.2	(45)	1,988
Noninterest Expense	324	863	355	1,542	42.2	28	343	1.7	—	1,199	40.6	28	1,267
Pre-provision profit	423	483	(420)	486	(37.0)	(73)	(343)	(1.7)	—	829	(35.3)	(73)	721
Provision for credit losses	65	82	—	147	—	24	—	—	—	147	—	24	171
Income before income tax expense	358	401	(420)	339	(37.0)	(97)	(343)	(1.7)	—	682	(35.3)	(97)	550
Income tax expense	89	105	(143)	51	(9.6)	(25)	(107)	(0.4)	—	158	(9.2)	(25)	124
Net income	269	296	(277)	288	(27.4)	(72)	(236)	(1.3)	—	524	(26.1)	(72)	426
Preferred dividends	—	—	30	30	—	—	—	—	—	30	—	—	30
Net income available to common stockholders	$ 269	$ 296	$ (308)	$ 258	$ (27.4)	$ (72)	$ (236)	$ (1.3)	$ —	$ 494	$ (26.1)	$ (72)	$ 396
Contribution to total CFG Diluted EPS	$ 0.57	$ 0.64	$ (0.66)	$ 0.55	$ (0.06)	$ (0.15)	$ (0.51)	$ —	$ —	$ 1.06	$ (0.06)	$ (0.15)	$ 0.85
$s in billions													
Interest-earning assets (spot)	$ 69	$ 68	$ 49	$ 186	$ 0.3	$ 11	$—	$—	$—	$186	$0.3	$11	$197
Loans (spot)	68	66	1	135	0.3	11	—	—	—	135	0.3	11	146
Deposits (spot)	46	119	11	176	1.2	—	—	—	—	176	1.2	—	177
Risk-weighted assets (spot)	$ 90	$ 56	$ 15	$ 161	$ 0.3	$ 11	$—	$—	$—	$161	$0.3	$11	$173
Performance metrics:													
Net interest margin, FTE[4]				3.18 %		(1.54)%				3.18 %		(1.54)%	2.91 %
Loans-to-deposit ratio (spot)				76.4 %	20.9 %					76.4 %	20.9 %		82.3 %
CET1 capital ratio[5]				11.5 %						11.5 %			10.6 %
ROTCE				7.7 %						14.8 %			11.8 %
Efficiency ratio				76.1 %						59.2 %			63.8 %
Noninterest income as a % of total revenue				24.6 %						24.6 %			25.2 %

*Select totals may not sum due to rounding

56

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

	4Q 2023 YTD (GAAP)						4Q 2023 YTD Notables			4Q 2023 YTD (Non-GAAP)			
$s in millions	Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]	Legacy	Private Bank	Non-Core	Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 2,292	$ 4,182	$ (109)	$ 6,365	$ 5.1	$ (129)	$ —	$ —	$ —	$ 6,365	$ 5.1	$ (129)	$ 6,241
Noninterest income	784	1,067	132	1,983	0.5	—	—	—	—	1,983	0.5	—	1,983
Total revenue	3,076	5,248	23	8,347	5.5	(129)	—	—	—	8,347	5.5	(129)	8,224
Noninterest Expense	1,295	3,457	547	5,299	85.2	123	497	9	—	4,802	76.3	123	5,001
Pre-provision profit	1,781	1,792	(524)	3,049	(79.7)	(252)	(497)	(9)	—	3,546	(70.7)	(252)	3,223
Provision for credit losses	250	280	79	609	—	78	—	—	—	609	—	78	687
Income before income tax expense	1,531	1,512	(603)	2,440	(79.7)	(330)	(497)	(9)	—	2,937	(70.7)	(330)	2,536
Income tax expense	378	394	(243)	529	(20.8)	(86)	(146)	(2)	—	675	(18.4)	(86)	571
Net income	1,153	1,118	(360)	1,911	(58.9)	(244)	(350)	(7)	—	2,261	(52.3)	(244)	1,965
Preferred dividends	—	—	117	117	—	—	—	—	—	117	—	—	117
Net income available to common stockholders	$ 1,153	$ 1,118	$ (477)	$ 1,794	$ (58.9)	$ (244)	$ (350)	$ (7)	$ —	$ 2,144	$ (52.3)	$ (244)	$ 1,848
Contribution to total CFG Diluted EPS	$ 2.42	$ 2.33	$ (1.00)	$ 3.75	$ (0.12)	$ (0.51)	$ (0.75)	$ (0.01)	$ —	$ 4.50	$ (0.11)	$ (0.51)	$ 3.88
$s in billions													
Interest-earning assets (spot)	$ 69	$ 68	$ 49	$ 186	$ 0.3	$ 11	$—	$—	$—	$186	$0.3	$11	$197
Loans (spot)	68	66	1	135	0.3	11	—	—	—	135	0.3	11	146
Deposits (spot)	46	119	11	176	1.2	—	—	—	—	176	1.2	—	177
Risk-weighted assets (spot)	$ 90	$ 56	$ 15	$ 161	$ 0.3	$ 11	$—	$—	$—	$161	$0.3	$11	$173
Performance metrics:													
Net interest margin, FTE[4]				3.39 %		(0.94)%				3.39 %		(0.94)%	3.10 %
Loans-to-deposit ratio (spot)				76.4 %	20.9 %					76.4 %	20.9 %		82.3 %
CET1 capital ratio[5]				11.5 %						11.5 %			10.6 %
ROTCE				13.1 %						15.7 %			13.5 %
Efficiency ratio				63.5 %						57.5 %			60.8 %
Noninterest income as a % of total revenue				23.8 %						23.8 %			24.1 %

*Select totals may not sum due to rounding

57